CHINA CLEAN ENERGY RESOURCES LIMITED
Consolidated Balance Sheet at at June 30, 2006
(With Unconsolidated Balance Sheets as at December 31, 2005 and 2004)
(Expressed in US Dollars)

	June 30	December 31,	
	2006	2005	2004
Assets	(Unaudited)	(Audited)	(Audited)
Current Assets			
Cash (Note 2)	$ 1,066,068	$ 3,175,128	$ 1,294,409
Accounts receivable	1,994,990	1,708,224	731,053
Allowance for doubtful accounts	(384,679)	(170,822)	(73,105)
Advances to related party		14,875	14,516
Inventory (Note 7)	1,086,376	1,300,134	2,010,164
Total Current Assets	3,762,755	6,027,539	3,977,037
Property, plant and equipment, net,	4,148,767	2,824,026	2,914,474
Intangible assets, net (Note 5)	2,451,378	1,981,130	1,303,949
Total Assets	$ 10,362,900	$ 10,832,695	$ 8,195,460
Liabilities and Stockholders' Equity			
Current Liabilities			
Accounts payable and accrued liabilities	$ 815,268	$ 672,853	$ 1,123,637
Short term bank loans (Note 4)	1,252,118	1,239,612	544,366
Corporate taxes payable	70,309	366,353	134,080
Loans from related parties (Note 3)	66,476	302,944	687,548
Dividends payable		-	741,628
Total Current Liabilities	2,204,171	2,581,762	3,231,259
Stockholders' Equity			
Capital stock			
common shares	5,612,485	5,612,485	3,629,105
Retained earnings	2,529,238	2,645,307	1,335,096
Accumulated other comprehensive income (loss) (Note 2)	17,006	(6,859)	-
Total stockholders' equity	8,158,729	8,250,933	4,964,201
Total Liabilities and Stockholders' Equity	$ 10,362,900	$ 10,832,695	$ 8,195,460

Commitments - Notes 3, 4

Approved on behalf of the board:

______________________, Director

______________________, Director

The accompanying notes are an integral part of these financial statements

CHINA CLEAN ENERGY RESOURCES LIMITED
Consolidated Statements of Income and Comprehensive Income (Loss)
(Expressed in US Dollars)

	Six Months Ended June 30	Year Ended December 31	
	2006	2005	2004
	(Unaudited)	(Audited)	(Audited)
Revenue	$ 6,112,740	$ 10,040,188	$ 6,589,909
Cost of Goods Sold	(4,437,851)	(7,270,006)	(4,766,901)
Gross Profit	1,674,889	2,770,182	1,823,008
Gross Profit %	27.40%	27.59%	27.66%
Government subsidy	7,167	43,500	61,836
Net Revenue	1,682,056	2,813,682	1,884,844
Selling expenses	167,656	390,259	319,993
General and Administration Costs			
Advertising	-	-	3,273
Bad debts	209,314	97,717	73,105
Depreciation - tangible assets	70,853	34,039	32,911
Depreciation - intangible assets	16,422	66,579	64,973
Foreign exchange loss	4,061	-	210
Insurance	6,142	1,818	12,659
Interest	41,565	68,487	36,951
Office expenses	25,691	37,429	28,954
Professional fees	8,599	3,400	7,410
Property tax	17,469	17,589	15,539
Repairs and maintenance	1,545	1,060	2,354
Salaries and benefits	49,613	87,512	79,720
Travel and promotion	13,529	17,698	15,911
Total General and Administration Costs	464,803	433,328	373,970
Total Expenses	632,459	823,587	693,963
Net profit from operations before income taxes	1,049,597	1,990,095	1,190,881
Income taxes	(417,946)	(679,884)	(417,236)
Net profit for the period	631,651	1,310,211	773,645
Other Comprehensive income (loss)			
Foreign currency translation adjustments	23,865	(6,859)	-
Comprehensive income	$ 655,516	$ 1,303,352	$ 773,645

The accompanying notes are an integral part of these financial statements

CHINA CLEAN ENERGY RESOURCES LIMITED
Consolidated Statements of Cash Flows
(Expressed in US Dollars)

	Six Months Ended June 30 2006 (Unaudited)	Year Ended December 31 2005 (Audited)	Year Ended December 31 2004 (Audited)
Operating activities			
Net profit for the period	$ 631,651	$ 1,310,211	$ 773,645
Items not requiring use of cash			
Depreciation - tangible assets	70,853	34,039	32,911
Depreciation - intangible assets	16,422	66,579	64,973
Allowance for doubtful accounts	213,857	97,717	73,105
Cumulative currency translation adjustments	23,865	(6,859)	-
Changes in non-cash working capital items			
Inventory	213,758	710,030	(438,421)
Accounts receivable	(286,766)	(977,171)	(145,933)
Advances to related party	14,875	(359)	(14,516)
Corporation tax payable	(296,044)	232,273	61,673
Accounts payable	142,415	(450,784)	(142,803)
Net cash derived from operating activities	744,886	1,015,676	264,634
Financing activities			
Capital stock issued for cash	-	1,983,380	-
Short term loans	12,506	695,246	-
Loans from related parties	(236,468)	(384,604)	687,548
Dividends	(747,720)	(741,628)	(280)
Net cash provided (used in) by financing activities	(971,682)	1,552,394	687,268
Investing activities			
Property, plant and equipment (purchased) disposal	(1,395,594)	56,409	68,798
Intangible assets	(486,670)	(743,760)	-
Net cash (used in) investing activities	(1,882,264)	(687,351)	68,798
Cash increase during the period	(2,109,060)	1,880,719	1,020,700
Cash, beginning of period	3,175,128	1,294,409	273,709
Cash, end of period	$ 1,066,068	$ 3,175,128	$ 1,294,409

Supplementary cash flow information

Interest paid	$ 41,565	$ 68,487	$ 36,951
Income taxes paid	$ 713,970	$ 447,611	$ 283,156

The accompanying notes are an integral part of these financial statements

CHINA CLEAN ENERGY RESOURCES LIMITED
Consolidated Statement of Stockholders' Equity
(Expressed in US Dollars)
(Unaudited)

	Capital Stock	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total Stockholders' Equity
Common shares issued for cash	$ 3,629,105		1,303,323	4,932,428
Dividend declared			(741,872)	(741,872)
Net profit for the year ended December 31, 2004			773,645	773,645
Balance, December 31, 2004	3,629,105	-	1,335,096	4,964,201
Common shares issued for cash	1,983,380			1,983,380
Accumulated other comprehensive income - Foreign currency translation adjustments		(6,859)		(6,859)
Net profit for the year ended December 31, 2005			1,310,211	1,310,211
Balance, December 31, 2005	5,612,485	(6,859)	2,645,307	8,250,933
Dividend declared			(747,720)	(747,720)
Accumulated other comprehensive income - Foreign currency translation adjustments		23,865		23,865
Net profit for the six months ended June 30, 2006			631,651	631,651
Balance, June 30, 2006	$ 5,612,485	$ 17,006	$ 2,529,238	$ 8,158,729

* Cash received for capital stock represents payments received for paid up capital from participants on the basis of an undivided interest in the total subscribed capital - no specific shares are issued.

The accompanying notes are an integral part of these financial statements